UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2026

The Elmet Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-43245	33-1881598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Fore Street, Suite 301

Portland, Maine 04101

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (207) 518-6791

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in The Elmet Group Co.’s (the “Company”) Current Report on Form 8-K filed with the SEC on September 14, 2026, the Company entered into a binding letter agreement with Blue Moon Metals Inc., a company existing under the laws of British Columbia, Canada (“Blue Moon”), Blue Moon (Springer) Inc., a company organized under the laws of the State of Delaware and an affiliate of Blue Moon (“BM US”), and EQ Resources Limited, a company organized under the laws of Victoria, Australia (together with the Company, Blue Moon, and BM US, the “Parties”), regarding a series of strategic transactions associated with Blue Moon’s Springer Tungsten Complex (“Springer”), located in Pershing County, Nevada. Among the transactions contemplated by the Parties was an equity investment by the Company into Blue Moon and the Company’s receipt of board representation on Blue Moon’s board of directors (the “Blue Moon Board”).

Purchase Agreement

On October 16, 2026, the Company entered into a subscription agreement with Blue Moon (the “Purchase Agreement”), pursuant to which Blue Moon agreed to issue and sell, and the Company agreed to purchase, newly issued equity in Blue Moon comprised of 3,500,000 units (the “Units”) in a private placement transaction, with each Unit comprised of one common share of Blue Moon (“BM Share”) and one BM Share purchase warrant (“BM Warrant”) at a price per unit of CAD 10.00 (the “BM Investment”). As part of the BM Investment, the Company and Blue Moon also entered into an Investor Rights Agreement (as defined below).

The Purchase Agreement contains certain representations, warranties and covenants of each of the Company and Blue Moon, including covenants by Blue Moon related to the use of proceeds in connection with the development of Springer and with respect to Material Properties and Mining Rights (as defined in the Purchase Agreement). The closing of the BM Investment occurred on October 16, 2026. Pursuant to applicable U.S. and Canadian securities laws, the BM Shares, the BM Warrants and the BM Shares issuable upon exercise of the BM Warrants will be subject to certain restrictions on transfer, including, but not limited to, a prohibition on sales, transfers and trades in Canada or for the benefit of a Canadian resident until February 17, 2027, four months from the date of the issuance of the Units.

Blue Moon Warrant

On October 16, 2026, pursuant to the Purchase Agreement, Blue Moon issued 3,500,000 BM Warrants to the Company, with each BM Warrant exercisable for one BM Share. The BM Warrants are exercisable by the Company at any time and from time to time, after February 17, 2027, the date that is four (4) months after the issuance of the BM Warrants, at an initial exercise price of CAD 10.80 per BM Share, and expire thirty-six (36) months after the date of issuance, or October 16, 2029. The number of BM Shares issuable upon exercise of the BM Warrants is subject to customary adjustment in connection with certain transactions, including payments of stock dividends on the BM Shares, share splits and combinations of BM Shares.

The BM Warrants may also be exercisable on a net exercise “cashless” basis and in lieu of making the cash payment otherwise contemplated to be made to Blue Moon upon such exercise in payment of the aggregate exercise price, the Company may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of BM Shares determined according to a formula set forth in the BM Warrant. Any portion of the BM Warrants that remains unexercised upon their expiration shall be automatically exercised by means of a “cashless” exercise as set forth in the BM Warrant.

No fractional BM Shares are to be issued upon the exercise of the BM Warrant and no cash payment or other compensation will be paid in lieu of a fractional share.

Investor Rights Agreement

On October 16, 2026, as required by the Purchase Agreement, the Company also entered into an investor rights agreement (the “Investor Rights Agreement”) with Blue Moon.

The Investor Rights Agreement provides, among other things, that Blue Moon will provide the Company with participation rights (the “Participation Right”) in the event Blue Moon issues any equity, voting or convertible securities (an “Offering”). Pursuant to the Participation Right, the Company will be granted the opportunity to participate in an Offering on substantially the same terms and conditions as well as purchase price offered to potential subscribers, subject to certain ownership limitations. The Participation Right will be held by the Company for so long as the Company holds at least forty percent (40%) of the equity it purchased in the BM Investment (the “Ownership Condition”).

Additionally, the Investor Rights Agreement provides the Company with a “Top-Up Right,” in connection with the issuance of BM Shares on the conversion, exercise or exchange of convertible securities or pursuant to any other contract, agreement or understanding that provides for the issuance of BM Shares, excluding contracts and agreements pursuant to which the Company has the right to exercise its Participation Right (a “Dilutive Issuance”). Should Dilutive Issuances occur that result in an aggregate reduction of the Company’s ownership percentage of Blue Moon of at least 1.0%, the Company will be provided an opportunity to purchase additional BM Shares to restore the Company’s ownership percentage it would have had but for such Dilutive Issuances, adjusted for any non-exercise or deferral of the Company’s Participation Right. The purchase price of any BM Shares offered to the Company pursuant to the Top-Up Right will equal the volume-weighted average trading price of BM Shares on the TSX Venture Exchange or other exchange on which the BM Shares are listed for trading for the five (5) trading days prior to the date on which Blue Moon delivers a Top-up Notice (as defined in the Investor Rights Agreement) to the Company.

Furthermore, the Company has the right to designate a nominee to serve on the Blue Moon Board. Blue Moon has agreed to take all necessary steps to appoint the Company’s initial nominee within ten (10) days of the date of the Investor Rights Agreement. The Company will maintain the right to designate a nominee to the Blue Moon Board at any meeting of Blue Moon Shareholders, and the Company’s nominee will be reasonably considered for inclusion on one or more of the committees of the Blue Moon Board, for so long as the Ownership Condition is met. Finally, should the Company’s nominee resign, fail to be elected or if the seat is otherwise vacant, the Company will be entitled to appoint a non-voting board observer.

The foregoing descriptions of the Purchase Agreement, Investor Rights Agreement and BM Warrant, and the transactions contemplated thereby, are only summaries and do not purport to be complete and are qualified in their entirety by reference to the full text of the relevant agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1-10.3, respectively, and which are incorporated herein by reference. The Purchase Agreement and Investor Rights Agreement contain representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. Investors are not third-party beneficiaries under the Purchase Agreement or Investor Rights Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective affiliates.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders (the “Special Meeting”) on October 19, 2026. On August 28, 2026, the record date for the Special Meeting, there were 30,459,498 shares of the Company’s common stock issued and outstanding with each such share being entitled to one vote.

A total of 24,508,895 shares of the Company’s common stock were represented in person or by proxy at the Special Meeting. The number of votes cast for or against, as well as abstentions and broker non-votes, as applicable, with respect to the matter voted upon is set forth below.

Proposal 1: Approval of The Elmet Group Co. 2026 Employee Stock Purchase Plan

The stockholders approved the adoption of The Elmet Group Co. 2026 Employee Stock Purchase Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
23,300,321	1,198,918	9,656	N/A

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1#+	Subscription Agreement, dated October 16, 2026, by and between The Elmet Group Co. and Blue Moon Metals Inc.
10.2+	Investor Rights Agreement, dated October 16, 2026, by and between The Elmet Group Co. and Blue Moon Metals Inc.
10.3+	Blue Moon Common Share Purchase Warrant.
10.4	The Elmet Group Co. 2026 Employee Stock Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain portions of this exhibit (indicated by “[*]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K.

#	Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2026	The Elmet Group Co.

	By:	/s/ Peter V. Anania
	Name:	Peter V. Anania
	Title:	Chief Executive Officer and Chairman

4